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                                                                    Exhibit 10.6

                                   DEMAND NOTE

$1,000,000.00                                               Salem, New Hampshire
                                                                 August 30, 1996

      1.    Promise to Pay.

      In the manner hereinafter specified, the undersigned, ("Maker"), unconditionally promises to pay ON DEMAND to the order of First NH Bank (along with its successors and assigns referred to as "Bank"), the principal sum of ONE MILLION DOLLARS ($1,000,000.00) together with interest thereon at the Applicable Interest Rate (defined below) from the date hereof until payment in full (computed on the basis of the actual number of days elapsed over a year of 360 days).

      2.    Interest Rate and Payments of Interest and Principal.

            2.1   Applicable Interest Rate:

                  The Applicable Interest Rate shall be equal to one-half percent (.5%) per annum ("Increment") above the following
                  Index: lowest Wall Street Journal Prime Rate, so-called, as adjusted from time to time. For purposes of calculating the Applicable Interest Rate hereunder, the "Wall Street Journal Prime Rate" shall mean the prime rate (the base rate on corporate loans at large U.S. money center commercial banks) as published in the Money Rates section of the Wall Street Journal or other equivalent publication if the Wall Street Journal no longer publishes such information (if more than one such prime rate is published on any given day, the lowest of such published rates shall be the Wall Street Journal Prime Rate for purposes of this Note) ("Index"). If the Index shall cease to exist, Bank may set the Applicable Interest Rate by using a different increment and comparable

            2.2 The Applicable Interest Rate shall adjust each time and as of the time that the Index changes without notice to Maker each time the Index changes.

            2.3 Interest on the outstanding principal shall be due and payable monthly, commencing on September 30, 1996 and continuing on the same date of each month thereafter.

      3.    Application of Payments and Prepayment.

            Prepayment. Maker may prepay the principal balance prior to maturity in accordance with the following terms:

                  at any time without penalty.


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All payments by Maker hereunder shall be applied first to outstanding late and other charges, then to accrued interest, the balance to prepaying of Principal. No prepayment of less than the full unpaid balance shall relieve Maker of his obligation to pay the next interest payment due thereunder.

      4.    Late Payment.

            Maker shall pay to the Bank a late charge of five percent (5%) of any installment not received by the Bank within ten (10) days after such installment is due.

      5.    Set-Off.

      Maker grants Bank the right of set off against and a security interest in all deposits and other property of Maker which are maintained with Bank.

      6.    Demand Obligation.

      This Note is A DEMAND OBLIGATION. Accordingly, Bank may demand payment of all outstanding principal and interest at any time.

      7.    Waivers.

            Maker and all sureties, endorsers and guarantors of this Note hereby waive demand, presentment of payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, and agree to pay all costs of collection when incurred including court costs, (including bankruptcy and probate proceedings) attorney's fees together with interest thereon at the Applicable Interest Rate. Interest at the Applicable Interest Rate or the rate of interest on judgment as prescribed by New Hampshire RSA 336:1, whichever is greater, shall be deemed to continue to accrue at said rate from the making of demand thereunder until this Note is paid in full.

      8.    General Provisions.

            No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right, or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. This
Note is fully negotiable. In the event any payment received by Bank shall be deemed to have been a voidable preference or fraudulent conveyance then the obligations of the undersigned shall survive and shall not be discharged by said payment notwithstanding return to Maker of this original Note. This Note shall be governed by the laws of the State of New Hampshire. The obligations of the undersigned, if more than one, shall be joint and several. The unenforceability of any provision herein shall not effect the enforceability of any other provision herein. This Note shall inure to the benefit of and be binding upon the successors and assigns of Bank and Maker. This Note shall have the effect of an instrument executed under seal. This Note shall continue in full force and effect until all Liabilities are satisfied in full and


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Bank is no longer obligated to make advances to Maker, even if the amount of the
Liabilities at any time is zero.

WITNESS:                                Omtool, Ltd. - MAKER

___________________________________     By:  ___________________________________
                                        Address:  ______________________________
                                        ________________________________________


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                           DISBURSEMENT AUTHORIZATION

LENDER:           FIRST NH BANK
                  875 Elm Street
                  Manchester, New Hampshire 03101

BORROWER:         Omtool, Ltd.

LOAN:             $250,000.00 Commercial Term Note

CLOSING DATE:     August 30, 1996


               Name of Payee and Purpose                        Amount
               -------------------------                        ------
1.    To Sheehan Phinney Bass + Green, Professional
      Association for closing costs, as follows:

            Research Connection:

                  UCC search for Delaware and New                98.75
                  Hampshire

                  Certificates of Good standing for
                  Delaware and New Hampshire

            Recording Fees:                                      89.32

                  UCC-1s/New Hampshire     59.32
                  UCC-1s/Delaware          30.00

      Travel:                                                    18.60

      Facsimile Fees:                                            16.00

      Legal:                                                  1,500.00

      Telecommunication/Photocopy:                               63.00

2.    First NH Bank                                           5,000.00

      Total Disbursements:                                   $6,785.67

Amount due from BORROWER: $10,785.67


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                                    BORROWER:  OMTOOL, LTD.



_______________________________             By:________________________________
                        Witness                                            Its: